Exhibit 1

                          REGISTRATION RIGHTS AGREEMENT

           This Registration Rights Agreement (this "Agreement") is made and entered into as of this __ day of August, 2004, by and between Crown Financial Group, Inc., a New Jersey corporation (the "Company"), and Sky Capital Holdings Ltd. and Sky Capital Enterprises Inc. (individually a "Purchaser" or "Holder" and collectively, the "Purchasers" or the "Holders").

                                    PREAMBLE

         This Agreement is made pursuant to two identical Subscription and Stock Sale Agreements of even date with this Agreement, by and between each Purchaser and the Company (each a "Purchase Agreement").

         The Company and the Purchasers hereby agree as follows:

         1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

         "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

         "Shares" shall mean an aggregate of 4,545,455 shares of Common Stock purchased by the Purchasers pursuant to the Purchase Agreements, appropriately adjusted for stock splits, dividends, recapitalizations and similar transactions.

         "Demand Notice" shall mean a notice requiring registration of the Shares, or a part thereof, given pursuant to the terms of this Agreement.

         "Holder" or "Holders" means the Purchasers, either of them or any of their respective affiliates or transferees to the extent any of them hold Registrable Securities.

         "Indemnified Party" shall have the meaning set forth in Section 5(c).

         "Indemnifying Party" shall have the meaning set forth in Section 5(c).

         "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

         "Prospectus" means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         "Registrable Securities" means the Shares.

         "Registration Statement" means each registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.



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         "Rule 144" means Rule 144 promulgated by the SEC pursuant to the
Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

         "Rule 415" means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

         "Rule 424" means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

         "S.E.C." means the United States Securities and Exchange SEC.

         2. Registration. (a) On or before January 5, 2005, the Company shall prepare and file with the SEC a Registration Statement covering the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 as promulgated under the Securities Act or any similar rule then in effect and thereafter shall use its best efforts to cause such Registration Statement to be declared effective. Said Registration Statement shall be treated as the first Demand Registration Statement, filed pursuant to a Demand Notice, for purposes of this Agreement. Thereafter, within thirty (30) days following the giving of a Demand Notice, the Company shall prepare and file with the SEC a Registration Statement covering the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 as promulgated under the Securities Act or any similar rule then in effect. Each Registration Statement shall be on Form S-1, S-3 or such other appropriate form as is available for use by the Company. The Company shall cause each Registration Statement to become effective and remain effective as provided herein. The Company shall use its reasonable commercial efforts to cause each Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof and shall keep each Registration Statement continuously effective under the Securities Act until the date on which the Purchaser has disposed of all of the Registrable Securities covered by such registration statement in accordance with the Purchaser's intended method of disposition set forth in such registration statement for such period. A Demand Notice shall be in writing and given by a Purchaser to the Company requiring the registration of the Shares or part thereof as set forth in the Demand Notice provided that the number of Shares to be included in such Registration Statement shall be not less than 50% of the original number of Shares and further provided that the Purchasers in the aggregate may give not more than two Demand Notices pursuant to the terms of this subparagraph. A Demand Notice given by one Purchaser shall not be deemed to be a proposal to register securities by the Company for purposes of subsection
(b) of this paragraph 2.

         (b) If (but without any obligation to do so) at any time the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering (whether for the account of the Company or for selling stockholders) of such securities (other than a registration statement on Form S-8 relating solely to the sale of securities to participants in a Company stock or stock option plan or to other compensatory arrangements to the extent includible on Form S-8, or a registration on Form S-4), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within ten (10) days after receipt by such Holder of such notice by the Company, the Company shall, subject to Section 2(d), use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that are not, on the date of filing by the Company of such Registration Statement that each such Holder has requested to be registered. The Company shall have no obligation under this Section 2(b) to make any offering of its securities, or to complete an offering of its securities that it proposes to make, and shall incur no liability to any Holder for its failure to do so. Notwithstanding the foregoing, the Company may, and without any liability, at any time prior to the effective date of such registration, withdraw the registration from consideration by the S.E.C. No registration affected under this Section 2(b), however, shall relieve the Company of any of its obligations to affect registration under Section 2(a). As a condition of the exercise of the registration rights contained in this Section 2(b) in connection with an




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CUSIP NUMBER 22834Q 10 8


underwritten offering by the Company under the Securities Act, if so requested by the managing underwriter (the "Managing Underwriter") of such offering, the Holders shall agree not sell or otherwise transfer any Registrable Securities during the 30-day period (the "Market Standoff Period") following the effective date of such registration statement. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

         (c) If all Registrable Securities may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k), as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the Holders, then the Company shall have no further obligations under this Agreement. The Company expressly acknowledges that the Purchasers may be deemed to be affiliates for purposed of Rule 144 and therefore that their ownership, and sales, of Common Stock may be aggregated and as a result, the provisions of Rule 144(k) may not be available as early as it might be available if the Holders were not affiliates.

         (d) The Holder shall execute such documents and agreements and provide such additional information as may be required by the Company from time to time in order for the Company to respond to inquiries from the S.E.C. or to otherwise complete the registration process and achieve effectiveness of the registration or is otherwise customary.

         (e) The Holders shall be solely responsible for compliance with the provisions of Rules 2710 and 2711 of the National Association of Securities Dealers, Inc. The Company will cooperate in all reasonable respects in any filings or submissions required to be made thereunder.

         3. Other Registration Procedures. If and whenever the Company is required by the provisions hereof to affect the registration of the Registrable Securities under the Act, the Company will, as expeditiously as possible:

         (a) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the registration statement and to keep such registration statement effective until the date on which the Purchaser has disposed of all of the Registrable Securities covered by such registration statement in accordance with the Purchaser's intended method of disposition set forth in such registration statement for such period;

         (b) furnish to the Purchaser such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as the Purchaser reasonably may request to facilitate the public sale or disposition of the securities covered by such registration statement;

         (c) use its commercially reasonable efforts to register or qualify the Purchaser's Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Purchaser, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

         (d) list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

         (e) immediately notify the Purchaser at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and



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CUSIP NUMBER 22834Q 10 8

         (f) make available for inspection by the Purchaser and any attorney, accountant or other agent retained by the Purchaser, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the attorney, accountant or agent of the Purchaser.

         4. Registration Expenses. All expenses relating to the Company's compliance with Sections 2 and 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the NASD, transfer taxes, fees of transfer agents and registrars, fees of and disbursements incurred by counsel for the Holders, not to exceed $15,000 in the aggregate, are called "Registration Expenses." All selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Holders beyond those included in Registration Expenses, are called "Selling Expenses." The Company shall be responsible for all Registration Expenses.

         5. Indemnification. (a) In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Purchaser, and its officers, directors and each other person, if any, who controls the Purchaser within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Purchaser, or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchaser, and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Purchaser or any such person in writing specifically for use in any such document.

         (b) In the event of a registration of the Registrable Securities under the Securities Act pursuant to this Agreement, the Purchaser will indemnify and hold harmless the Company, and its officers, directors and each other person, if any, who controls the Company within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact which was furnished in writing by the Purchaser to the Company expressly for use in (and such information is contained in) the registration statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Purchaser will be liable in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing to the Company by the Purchaser specifically for use in any such document. Notwithstanding the provisions of this paragraph, the Purchaser shall not be required to indemnify any person or entity in excess of the amount of the aggregate net proceeds received by the Purchaser of Registrable Securities in connection with any such registration under the Securities Act.




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         (c) Promptly after receipt by an Indemnified Party hereunder of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party hereunder, notify the Indemnifying Party in writing thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to such Indemnified Party other than under this Section 5(c) and shall only relieve it from any liability which it may have to such Indemnified Party under this
Section 5(c) if and to the extent the Indemnifying Party is prejudiced by such omission. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such Indemnified Party, and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume and undertake the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Section 5(c) for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; if the Indemnified Party retains its own counsel, then the Indemnified Party shall pay all fees, costs and expenses of such counsel, provided, however, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, the indemnified parties shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

         (d) In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either
(i) the Purchaser, or any controlling person of the Purchaser, makes a claim for indemnification pursuant to this Section 5(c) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5(c) provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Purchaser or controlling person of the Purchaser in circumstances for which indemnification is provided under this Section 5(c); then, and in each such case, the Company and the Purchaser will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Purchaser is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (A) the Purchaser will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         6. Miscellaneous.

         (a) In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

         (b) Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

         (c) Each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event as described in this paragraph, such Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. For purposes of this Section 6(c), any request by the SEC or any other Federal or state governmental authority for amendments or supplements to such




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CUSIP NUMBER 22834Q 10 8



Registration Statement or Prospectus or for additional information or the issuance by the SEC or any other governmental agency of any stop order suspending the effectiveness of such Registration Statement or qualification or exemption of the sale of registered securities in any jurisdiction in which the Company is subject to such regulation; and the occurrence of any event or passage of time that makes the financial statements included in such Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (d) The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

         (e) Notices shall be given in the manner set forth in the Purchase Agreement. The address for such notices and communications shall be as follows:

                         If to the Company:        525 Washington Blvd.
                                                   Jersey City, NJ 07310
                                                   ATTN: President

                                  With a copy to:  Ralph V. DeMartino, Esq.
                                                   Dilworth Paxton LLP
                                                   1818 N St. NW #400
                                                   Washington, DC 20036

                         If to a Purchaser:        The address of each set forth
                                                   in the Purchase Agreement

                                  With a copy to:  Fredric J. Gruder, Esq.
                                                   775 Park Avenue, Suite 255
                                                   Huntington, NY 11743

                         If to any other Person    To the address of such Holder
                         who is then the           as it appears in the stock
                         registered Holder:        transfer books of the Company

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         (f) This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign their respective rights hereunder to a transferee of the any of the Shares to the extent of such transfer.

         (g) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.



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         (h) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan and each party hereto hereby irrevocably submits to the exclusive jurisdiction of such courts.

         (i). The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         (j) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (k) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above

Crown Financial Group, Inc.            Sky Capital Holdings Ltd.

By:  /s/ Johm P. Leighton              By:  /s/ Michael Recca
     --------------------                   ------------------
                                       Sky Capital Enterprises Inc.

                                       By:  /s/ Michael Recca
                                            ------------------



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